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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 29/Amendment No. 353 to Registration Statement File Nos. 333-96785/811-08306 on Form N-4 of our report dated March 27, 2015, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of First MetLife Investors Variable Annuity Account One; our report dated April 14, 2015, relating to the financial statements of First MetLife Investors Insurance Company (the "Company") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to the Company being a member of a controlled group); and our report dated April 14, 2015, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary (the "Guarantor") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to the Guarantor being a member of a controlled group); all appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 24, 2015